UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 22, 2013

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

    The 2013 annual meeting of shareholders of United Community Banks, Inc., a Georgia corporation (“United”) was held on May 22, 2013 (the “Annual Meeting”).  As of March 23, 2013, the record date of the Annual Meeting, 43,063,127 shares of United’s common stock were outstanding and entitled to vote at the Annual Meeting.  A total of 37,463,258 shares of United’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

    United’s shareholders voted on four proposals at the Annual Meeting.  The final results of the votes, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

Proposal 1. The election of eight directors to constitute the Board of Directors to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualified:

	For	Withheld	Non-Votes

Robert H. Blalock	32,266,067	1,412,054	-
Clifford V. Brokaw	32,488,563	1,189,559	-
L. Cathy Cox	32,241,327	1,436,794	-
Steven J. Goldstein	32,485,884	1,192,237	-
W.C. Nelson, Jr.	32,270,216	1,407,905	-
Thomas A. Richlovsky	32,487,977	1,190,144	-
Jimmy C. Tallent	32,470,035	1,208,087	-
Tim R. Wallis	32,265,327	1,412,794	-

Total:			3,785,137

Proposal 2. An advisory “say on pay” resolution supporting the compensation plan for executive officers:

For	Against	Abstain	Non-Votes
25,732,246	7,742,453	203,420	3,785,139

Proposal 3. An advisory resolution regarding the frequency of future advisory “say on pay” votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Non-Votes
26,866,117	203,027	6,147,462	456,454	3,790,198

Proposal 4. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for United for the year ending December 31, 2013:

For	Against	Abstain	Non-Votes
37,250,302	19,680	193,276	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

Date: May 23, 2013	By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer